AMENDMENT TO
AMENDED & RESTATED
AMERICAN AXLE & MANUFACTURING, INC.
INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS

THIS AMENDMENT is made this 1st day of May, 2013 by American Axle & Manufacturing, Inc. (“AAM”).

WHEREAS, AAM adopted the Amended & Restated American Axle & Manufacturing, Inc. Incentive Compensation Plan for Executive Officers effective January 1, 2006 (the “Plan”);

WHEREAS, pursuant to the Plan, the Compensation Committee of the Board of Directors of American Axle & Manufacturing Holdings, Inc. (the “Compensation Committee”) may amend the Plan at its discretion; and

WHEREAS, the Compensation Committee desires to amend the Plan to clarify the meaning of a defined term contained in the Plan as set forth below:

NOW, THEREFORE, the Plan is hereby amended to state as follows effective as of January 1, 2013:

1. Section 1.10 of the Plan is amended in its entirety to read as follows:

1.10 Cash Flow means the cash provided by and used in the Company’s operating activities for the Plan Year in question less the Company’s capital expenditures net of proceeds from the sale of property, plant and equipment for the Plan Year in question, all as determined by the Company in accordance with generally accepted accounting principles (GAAP) and as reported in the Company’s audited consolidated financial statements for the Plan Year.

Capitalized terms not defined herein shall have the meaning set forth in the Plan.

The Compensation Committee hereby authorizes the Vice President, Human Resources of AAM to execute this Amendment to the Plan.

This Amendment is executed as of the date set forth above.

AMERICAN AXLE & MANUFACTURING, INC.

By: /s/ Terri M. Kemp
Terri M. Kemp
Vice President, Human Resources